EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING TO PARTICIPATE IN THE
2016 COWEN AND COMPANY PERMIAN BASIN OILFIELD TOUR

EL PASO, Texas - March 14, 2016 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the 2016 Cowen and Company Permian Basin Oilfield Tour in Midland, Texas, on Monday, March 14, 2016. The presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning March 14, 2016, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 66% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.